UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2010

Bucyrus International, Inc.

(Exact name of registrant as specified in its charter)

001-00871

(Commission File Number)

Delaware	39-0188050
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

P.O. Box 500, 1100 Milwaukee Avenue,

South Milwaukee, Wisconsin 53172

(Address of principal executive offices, with zip code)

(414) 768-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Bucyrus International, Inc. (the “Company”) previously announced that, on December 20, 2009, it entered into an Asset and Stock Purchase Agreement, dated as of December 20, 2009 (the “Purchase Agreement”), with Terex Corporation (“Terex”), pursuant to which Terex agreed to sell and the Company agreed to purchase certain assets and liabilities relating to Terex’s mining equipment business (the “Business”). Pursuant to the Purchase Agreement, Terex had the right to request to receive a portion of the purchase price under the Purchase Agreement in the form of shares of the Company’s common stock.

On January 15, 2010, the Company entered into an Equity Agreement (the “Equity Agreement”) with Terex. Subject to the terms and conditions of the Equity Agreement, the Company will issue 5,809,731 shares (the “Consideration Shares”) of the Company’s common stock to Terex in lieu of $300 million of the cash purchase price for the acquisition of the Business. The equity transaction will be completed simultaneously with the closing of the transactions contemplated under the Purchase Agreement.

Upon closing, the Company and Terex will enter into a stockholders agreement with respect to Terex’s rights as a stockholder, including providing for Terex’s commitment to refrain from selling or otherwise transferring its economic interest in the Consideration Shares for an initial holding period of one year from the closing and providing for certain other restrictions, limiting Terex’s ability to acquire additional shares in the Company or to take certain actions to seek to effect a change of control of the Company (or assist others to effect a change of control of the Company). The Company has also agreed to provide registration rights, including one demand registration and a shelf registration to facilitate a sale of the Consideration Shares should Terex wish to sell the Consideration Shares after the initial holding period.

There are no material relationships among the Company and Terex or any of their respective affiliates, other than with respect to the Equity Agreement, the Purchase Agreement and related ancillary agreements.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the Equity Agreement, the Company will issue to Terex 5,809,731 shares of the Company’s common stock. The Company and Terex are relying on Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended, to provide an exemption from registration for the issuance of such common stock of the Company to Terex. Pursuant to the Equity Agreement, Terex is the sole purchaser of such common stock and Terex has made representations that support the availability of the exemption from registration provided by Regulation D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 19, 2010	BUCYRUS INTERNATIONAL, INC.

	By:	/s/ CRAIG R. MACKUS
Craig R. Mackus
Chief Financial Officer and Secretary